Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter Results

NEW YORK, NY, May 6, 2015 / Business Wire – AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended March 31, 2015. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loans and other real estate related assets.

FIRST QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$0.33 of Net Income per diluted common share(6)

•	$0.63 of Core Earnings per diluted common share(6)

•	$0.65 less a $0.02 retrospective adjustment

•	Includes $0.04 of dollar roll income associated with the net position in agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

•	$0.60 per share common dividend declared

•	$19.87 net book value per share as of March 31, 2015 (1), net of the first quarter common dividend

•	1.7% economic return on equity for the quarter, 6.8% annualized (14)

•	18.7% annualized year-to-date return on stock, including price appreciation and reinvestment of dividends

	Q4 2014	Q1 2015
Summary of Operating Results:
GAAP Net Income Available to Common Stockholders	$11.3mm	$9.4mm
GAAP Net Income Available to Common Stockholders, per diluted common share (6)	$0.40	$0.33

Non-GAAP-Results:
Core Earnings	$18.4mm	$17.9mm
Core Earnings, per diluted common share (6)	$0.65	$0.63

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$3.5 billion investment portfolio value including net TBA position as of March 31, 2015 (2) (4)

•	53.9% Agency RMBS investment portfolio including net TBA position

•	46.1% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, mortgage loans and excess mortgage servicing rights

•	Hedge ratio at quarter end of 65% of Agency RMBS repo notional, or 34% of financing (8) (15)

•	Hedge ratio at quarter end including net TBA position was 58% of Agency RMBS repo notional and 33% of financing (8) (15)

•	At the beginning of the quarter, in response to the lower interest rate environment, terminated approximately $400mm of interest rate swap hedges and added treasury longs, which widened duration gap

•	6.8% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the first quarter, excluding net TBA position (5)

•	11.1% CPR on the Agency RMBS investment portfolio in April, excluding net TBA position(5)

•	3.97x “at risk” leverage including net TBA position and 3.71x leverage excluding net TBA position and 3.08% net interest margin excluding net TBA position as of March 31, 2015 (2) (3) (7)

•	MITT leveraging AG’s multi-discipline investment platform during the quarter

•	Agency MBS: actively adjusted the portfolio and hedges in response to lower interest rates

•	Credit MBS: rotation out of floating rate non-agency MBS and select CMBS, and further allocation into short and long duration MBS, ABS, CMBS, and GSE risk transfer securities.

•	Senior short duration NPLs - front pay/mezz

•	Long duration Non-Agency MBS

•	New investment in CRE B piece

•	New investment in small ABS consumer portfolio

“We are pleased with MITT’s performance and the investment opportunities during the first quarter, as we delivered satisfactory risk adjusted returns during a period of shifting interest rates and agency MBS spreads,” commented Jonathan Lieberman, President and Chief Investment Officer. “The investment team continued to execute on several key objectives for MITT, including issuing a $0.60 dividend for a seventh consecutive quarter, producing core earnings above our dividend, reducing leverage, and increasing net interest margin. Additionally, MITT continues to benefit from AG’s multi-disciplinary investment platform during the quarter, enabling MITT to invest a wide range of credit assets.”

“We continue to incrementally increase capital allocation to credit assets, increasing our credit portfolio to 46.1%, from 44.6% in the prior quarter,” commented David Roberts, Chief Executive Officer. “We focused on risk management during the quarter, actively managing our interest rate hedging and repositioning our portfolio toward a more defensive stance. The termination of interest rate swaps during the quarter resulted in lower cost of financing and an increase to net interest margin.”

KEY STATISTICS

($ in thousands)
	March 31, 2015
Investment portfolio including net TBA position (2) (4)	$3,541,219
Investment portfolio excluding net TBA position	3,351,259
Repurchase agreements*	2,617,014
Financing (15)	2,881,427
Stockholders’ equity	725,145

Leverage ratio (7)	3.71	x
Hedge ratio - Financing (8) (15)	34%
Hedge ratio - Agency repo (8)	65%

“At Risk” Leverage including net TBA position (7)	3.97	x
Hedge ratio - Financing including net TBA position (8) (15)	33%
Hedge ratio - Agency repo including net TBA position (8)	58%

Yield on investment portfolio (9)	4.61%
Cost of funds (10)	1.53%
Net interest margin (3)	3.08%
Management fees (11)	1.38%
Other operating expenses (12)	1.70%

Book value, per share (1)	$19.87
Undistributed taxable income, per common share (13)	$1.81
Dividend, per share	$0.60

*	Excludes $74.9 million of repurchase agreements associated with U.S. Treasury positions

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of March 31, 2015 (2):

($ in thousands)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield*
Agency RMBS:
20-Year Fixed Rate	$120,482	$5,631	$126,113	$129,005	2.8%
30-Year Fixed Rate	907,692	41,573	949,265	971,362	3.1%
Fixed Rate CMO	85,659	827	86,486	89,711	2.8%
Hybrid ARM	408,558	(803)	407,755	418,687	2.7%
Inverse Interest Only	329,617	(269,510)	60,107	61,168	9.4%
Interest Only	382,803	(334,258)	48,545	47,339	5.8%
Fixed Rate 30 Year TBA	180,000	7,793	187,793	189,960	N/A
Credit Investments:
Non-Agency RMBS	1,738,236	(492,993)	1,245,243	1,265,811	5.5%
ABS	68,968	(524)	68,444	69,067	5.5%
CMBS	283,535	(163,501)	120,034	123,367	7.8%
CMBS Interest Only	455,139	(447,115)	8,024	8,250	7.4%
Commercial Loans	72,800	(391)	72,409	72,800	8.6%
Residential Loans	132,233	(38,860)	93,373	94,114	8.7%
Excess Mortgage Servicing Rights	94,317	(93,738)	579	580	7.2%

Total	$5,260,039	$(1,785,869)	$3,474,170	$3,541,221	4.6%

*	Fixed Rate 30 Year TBA are excluded from this calculation.

As of March 31, 2015, the weighted average yield on the Company’s investment portfolio was 4.61% and its weighted average cost of funds was 1.53%. This resulted in a net interest margin of 3.08% excluding the net TBA position as of March 31, 2015. (3)

The Company had net realized losses of $(9.6) million, or $(0.34) per share, during the quarter ended March 31, 2015. Of this amount, $(12.1) million, or $(0.43) per share was from termination of interest rate swaps, $(1.7) million or $(0.06) per share was from U.S. Treasury positions, $(1.8) million, or $(0.06) per share, was from credit investments, $3.8 million, or $0.13 per share, was from Agency RMBS and $2.2 million, or $0.08 per share, was from TBA gains. Of the $2.2 million, or $0.08 per share, from TBA gains, $1.2 million, or $0.04 per share, was included in core earnings as drop income.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(0.6) million, or $(0.02) per share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 3.1% as of March 31, 2015, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into repurchase agreements with 35 counterparties, under which it had debt outstanding with 23 counterparties as of March 31, 2015. Weighted average funding cost was 0.5% for Agency RMBS and 1.9% for credit investments. The investment portfolio is financed with repurchase agreements as of March 31, 2015 as summarized below:

($ in thousands)

Repurchase Agreements Maturing Within:*	Repo Outstanding	WA Funding Cost	WA Days to Maturity**	% Repo Outstanding
30 Days or Less	$1,849,734	0.90%	13	70.68%
31-60 Days	349,901	1.08%	41	13.37%
61-90 Days	27,423	1.82%	69	1.05%
Greater than 90 Days	389,956	1.99%	674	14.90%

Total / Weighted Average	$2,617,014	1.10%	116	100.00%

*	Numbers in table above do not include securitized debt of $38.4 million and $74.9 million of repurchase agreements associated with U.S. Treasury positions.
**	Our weighted average original days to maturity is 151 days.

Subsequent to quarter end, we renewed the Wells Fargo Bank, National Association security repurchase agreement facility. The renewal agreement increased the aggregate maximum borrowing capacity under the facility from $165.0 million to $200.0 million, and extended the maturity date from April 13, 2015 to April 13, 2017. After adjusting for the renewal agreement, $90.4 million of repurchase agreements maturing in 30 days or less from the above table would be reclassified to greater than 90 days, changing the weighted average days to maturity above to 125 days.

The Company has entered into interest rate swap agreements to hedge its portfolio. The Company’s interest rate swaps as of March 31, 2015 are summarized as follows:

($ in thousands)

Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	80,000	0.87%	0.30%	2.43
2018	210,000	1.05%	0.26%	3.01
2019	260,000	1.27%	0.26%	4.39
2020	265,000	1.95%	0.29%	6.07
2022	70,000	1.75%	0.25%	7.27
2023	160,000	1.80%	0.20%	6.38

Total/Wtd Avg	$1,045,000	1.48%	0.26%	4.89

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

As of March 31, 2015, 65% and 34% of the Company’s outstanding balance of repurchase agreements secured by Agency RMBS and financing, respectively, was hedged excluding the net TBA positions. The hedge ratio including the net TBA position was 58% of repurchase agreements secured by Agency RMBS and 33% of financing at March 31, 2015. (8)(15)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of March 31, 2015, the Company had undistributed taxable income of approximately $1.81 per share. (13)

DIVIDEND

On March 12, 2015, the Company’s board of directors declared the first quarter dividend of $0.60 per share of common stock that was paid on April 30, 2015 to stockholders of record as of March 23, 2015.

On February 12, 2015, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on March 17, 2015 to stockholders of record as of February 27, 2015.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s first quarter earnings conference call on May 7, 2015 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 9003669#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q1 2015 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on June 6, 2015. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 9003669#.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $27 billion under management. Currently, the firm’s investment disciplines encompass six principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate equity and debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations and (vi) multi-strategy hedge funds. Angelo, Gordon & Co. employs over 300 employees, including more than 120 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book value, deploying capital, the common and preferred stock offerings and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Real estate securities, at fair value:
Agency - $1,567,961,574 and $1,691,194,581 pledged as collateral, respectively	$1,717,271,435	$1,808,314,746
Non-Agency - $1,169,149,256 and $1,088,398,641 pledged as collateral, respectively	1,249,988,396	1,140,077,928
ABS - $69,067,254 and $66,693,243 pledged as collateral, respectively	69,067,254	66,693,243
CMBS - $101,522,360 and $96,920,646 pledged as collateral, respectively	105,122,313	100,520,652
Residential mortgage loans, at fair value -$72,247,373 and $73,407,869 pledged as collateral, respectively	82,392,720	85,089,859
Commercial loans, at fair value - $62,800,000 pledged as collateral	72,800,000	72,800,000
U.S. Treasury securities, at fair value - $75,509,766 and $0 pledged as collateral, respectively	100,679,688	—
Investments in affiliates	33,125,334	20,345,131
Excess mortgage servicing rights, at fair value	579,734	628,367
Linked transactions, net, at fair value	—	26,695,091
Cash and cash equivalents	42,107,692	64,363,514
Restricted cash	30,655,747	34,477,975
Interest receivable	11,789,233	11,886,019
Receivable under reverse repurchase agreements	25,125,000	—
Derivative assets, at fair value	4,031,370	11,382,622
Other assets	10,142,710	10,543,072
Due from broker	4,826,056	4,586,912

Total Assets	$3,559,704,682	$3,458,405,131

Liabilities
Repurchase agreements	$2,670,615,233	$2,644,955,948
Securitized debt	38,405,163	39,777,914
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	25,009,766	—
Payable on unsettled trades	63,437,176	—
Interest payable	2,598,608	2,461,494
Derivative liabilities, at fair value	8,812,676	8,608,209
Dividend payable	17,032,569	17,031,609
Due to affiliates	4,416,366	4,850,807
Accrued expenses	2,376,904	2,285,339
Taxes payable	596,191	1,743,516
Due to broker	1,258,715	4,015,152

Total Liabilities	2,834,559,367	2,725,729,988

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,387,615 and 28,386,015 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	283,877	283,861
Additional paid-in capital	586,158,388	586,051,751
Retained earnings/(deficit)	(22,510,955)	(14,874,474)

Total Stockholders’ Equity	725,145,315	732,675,143

Total Liabilities & Stockholders’ Equity	$3,559,704,682	$3,458,405,131

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net Interest Income
Interest income	$36,380,265	$34,142,740
Interest expense	7,514,178	6,146,587

	28,866,087	27,996,153

Other Income
Net realized gain/(loss)	(9,649,926)	548,860
Income/(loss) from linked transactions, net	—	4,126,741
Realized loss on periodic interest settlements of derivative instruments, net	(3,461,227)	(6,307,857)
Unrealized gain/(loss) on real estate securities and loans, net	11,259,718	29,367,044
Unrealized gain/(loss) on derivative and other instruments, net	(8,920,798)	(19,180,715)

	(10,772,233)	8,554,073

Expenses
Management fee to affiliate	2,507,090	2,500,525
Other operating expenses	3,077,998	2,643,681
Servicing fees	174,999	—
Equity based compensation to affiliate	76,680	81,073
Excise tax	375,000	500,000

	6,211,767	5,725,279

Income/(loss) before equity in earnings/(loss) from affiliates	11,882,087	30,824,947
Equity in earnings/(loss) from affiliates	881,355	361,295

Net Income/(Loss)	12,763,442	31,186,242

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$9,396,088	$27,818,888

Earnings/(Loss) Per Share of Common Stock
Basic	$0.33	$0.98
Diluted	$0.33	$0.98

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,387,615	28,371,419
Diluted	28,412,205	28,373,794

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful for investors in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such, including investments held in affiliated entities and derivatives. As defined, Core Earnings include the net interest earned on these transactions on a yield adjusted basis, including credit derivatives, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn or pay net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended March 31, 2015 and the three months ended March 31, 2014 is set forth below:

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Net Income/(loss) available to common stockholders	$9,396,088	$27,818,888
Add (Deduct):
Net realized (gain)/loss	9,649,926	(548,860)
Drop income	1,204,776	—
(Income)/loss from linked transactions, net	—	(4,126,741)
Net interest income on linked transactions	—	4,512,909
Equity in (earnings)/loss from affiliates	(881,355)	(361,295)
Net interest income from equity method investments	916,721	551,081
Unrealized (gain)/loss on real estate securities and loans, net	(11,259,718)	(29,367,044)
Unrealized (gain)/loss on derivative and other instruments, net	8,920,798	19,180,715

Core Earnings	$17,947,236	$17,659,653
Core Earnings, per Diluted Share	$0.63	$0.62

Footnotes

(1) Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on the balance sheet. We have invested in certain credit sensitive commercial real estate securities and mortgage loans through affiliated entities, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets and repurchase financings consistently with all other investments and financings. Additionally, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. NIM also excludes our net TBA position.
(4)	The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, net TBA position, Non-Agency RMBS, ABS, CMBS, mortgage loan assets, and excess mortgage servicing rights, including assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including the net TBA positions as Agency RMBS and assets owned through investments in affiliates as credit investments, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Our net TBA position is excluded from CPR calculation.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio at quarter end was calculated by dividing financing, plus or minus the net payable or receivable, as applicable, on unsettled trades, excluding unsettled U.S. Treasury trades, by our GAAP stockholders’ equity at quarter end. “At Risk” Leverage includes the components of “leverage” plus our net TBA position (at cost) of $187.8 million. See footnote 15 for further detail.
(8)	The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and long positions in U.S. Treasury securities as negative values as applicable, by either financing or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades as indicated. The hedge ratios including the net TBA position are calculated as previously stated plus an additional $187.8 million of our at risk TBA position (at cost) added to either financing or repurchase agreements secured by Agency RMBS. See footnote 15 for further details.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company and excludes our net TBA position.
(10)	The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the outstanding repurchase agreements and securitized debt outstanding at quarter end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes our net TBA position.
(11)	The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.

(12)	The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end.
(14)	The economic return on equity for the quarter represents the change in net book value per share from prior period, plus the dividend declared in the current period, divided by prior period’s net book value per share.
(15)	Financing at quarter end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, plus or minus the net payable or receivable, as applicable, on unsettled trades, securitized debt and our net TBA position. Financing excludes repurchase agreements and unsettled trades on U.S. Treasuries.